February 28, 2007

Dr. Stephen Chang
President & CEO
MultiCell Technologies, Inc.
701 George Washington Highway
Lincoln, RI 02865

Re: Escrow Common Shares

Dear Stephen:

Reference is made to the 7 ¾ % Convertible Debenture dated February 28, 2007 (the “Convertible Debenture”) issued by MultiCell Technologies, Inc. (“Company”) to La Jolla Cove Investors, Inc. (“Holder”). Capitalized terms used herein and not otherwise defined herein shall have the definitions set forth in the Convertible Debenture.

Upon notification and verification that the Registration Statement for the Conversion Shares has been declared effective by the SEC (such date, the “Effective Date”), and such shares can legally be issued to Holder, the Company shall immediately deliver that number of the Company’s registered Common Shares (in 50 certificates of equal amount) equal to $1,000,000 divided by the average of the closing prices of the Company’s Common Shares for the five Trading Days prior to the Effective Date according to the following schedule: (i) $187,500 worth of Common Shares three (3) days after the Effective Date; (ii) $187,500 worth of Common Shares thirty (30) days after the Effective Date; and (iii) $375,000 worth of Common Shares sixty (60) days after the Effective Date. All such Common Shares shall be registered in the name of La Jolla Cove Investors, Inc., and transferred to Merrill Lynch (“Escrow Agent”) by DWAC, who shall hold the shares in trust as a joint escrow agent for the Company and Holder. The delivery of such shares shall occur as prescribed above, and prior to or concurrently with the funding by Holder to the Escrow Agent of the remainder of the Purchase Price. Such shares may only be released by the Escrow Agent pursuant to valid Debenture conversions notices submitted by Holder. Any shares not released to Holder for Debenture conversions shall be returned to the Company. It is understood that Holder shall not be considered the owner of the Common Shares held in escrow, and Holder agrees that it will not vote the shares in escrow or exercise any control whatsoever over such shares until such times as the shares are released to Holder by the Escrow Agent.

Sincerely,

/s/T.W. Huff

Travis W. Huff
Portfolio Manager

ACKNOWLEDGED AND AGREED:

MultiCell Technologies, Inc.

By: /s/Stephen MW Chang

Title: Portfolio Manager